EXHIBIT 99.1

FOR IMMEDIATE RELEASE: February 26, 2018

Aspen University Announces Innovative Hybrid (Online/On-Campus)

Pre-Licensure BSN Program

Aspen’s First Campus Set to Launch in Phoenix, AZ this Summer

NEW YORK, NY – February 26, 2018 - Aspen Group, Inc. (Nasdaq: ASPU) (“Aspen Group”), a post-secondary education company, today announced that Aspen University is entering the pre-licensure Bachelor of Science in Nursing (BSN) degree program business. Aspen’s first campus will be located in the heart of Phoenix (Tempe) and the university is targeting to begin enrolling students for the upcoming Summer semester.

Aspen’s innovative hybrid (online/on-campus) program allows the majority of credits to be completed online (83 of 120 credits or 69%), with pricing offered at Aspen’s current low tuition rates of $150/credit hour for online general education courses and $325/credit hour for online core Nursing courses. For high school students with no prior college credits, the total cost of attendance is less than $50,000. Compared to the leading Nursing schools in the U.S., Aspen’s total cost of attendance will be over 40% lower for high school graduates who complete the entire 120-credit program.

“Over the past three years, Aspen has made college affordable again for Registered Nurses looking to earn their BSN, MSN or DNP by offering monthly payment plans. However, our disruption of the Nursing education sector has only just begun. We are now going to enter the largest segment of the business, pre-licensure, to ensure that young adults who dream to join the Nursing profession will have a cost-effective alternative designed to minimize student debt loads and achieve an ROI on their education investment much earlier than the norm. We’re looking forward to achieving this goal starting first in the Phoenix metro area where there are only nine pre-licensure BSN programs prior to our entry,” said Chairman & CEO, Michael Mathews.

Aspen’s pre-licensure BSN program is offered as a full-time, three-year (nine semester) program that is specifically designed for students who do not currently hold a state nursing license and have no prior nursing experience. Aspen will admit students into three tracks; 1) High school graduates with no prior college credits, 2) students that have less than 48 general education prerequisites completed, and 3) students that have completed all 48 general education prerequisite credits and are ready to enter the core Nursing courses and clinical experiences.

Graduates of Aspen’s Pre-Licensure BSN program will be eligible to apply for licensure by examination through any State Board of Nursing. Successful completion of the National Council Licensing Examination (NCLEX) and compliance with all requirements for licensure as established by the State Board of Nursing are required for licensure as a Registered Nurse.

Dr. Nina Beaman EdD, Dean of Nursing at Aspen University will provide administrative oversight of the program, and Dr. Anne McNamara PhD, RN has been engaged to be the local, on site Program Director for the program. Dr. McNamara will be responsible for the day to day operations of the ground campus. Key staff hiring’s are planned for summer 2018 and will grow as enrollment increases. Aspen’s School of Nursing already boasts CCNE accreditation for their online BSN and MSN programs. The pre-licensure program will seek CCNE accreditation as the first cohort moves toward graduation.

Key clinical partners have signed on to provide clinical rotations for the pre-licensure nursing students. Maricopa Integrated Health System (MIHS) is a premier public teaching hospital and academic medical center for physicians, nurses and allied health students. One of Arizona’s largest academic medical centers in the southwest, MIHS provides clinical opportunities at their acute care hospital, regional burn center, federally qualified health centers, comprehensive health center and behavioral health hospitals. These rotations will provide a well-rounded set of clinical experiences for the Aspen BSN students.

Another clinical partner that has signed on to assist in the clinical education of the Aspen pre-licensure students is Honor Health, a five-hospital, nonprofit system in Scottsdale and north Phoenix area. All five hospitals have been awarded Magnet recognition status from the American Nurses Credentialing Center. “The Magnet Recognition Program® recognizes health care organizations for quality patient care, nursing excellence and innovations in professional nursing practice. Consumers rely on Magnet designation as the ultimate credential for high quality nursing. Developed by ANCC, Magnet is the leading source of successful nursing practices and strategies worldwide.” The system is committed to serving the community through numerous programs aimed at improving the health of their constituents.

(http://www.nursecredentialing.org/Magnet/ProgramOverview).

Market Overview:

According to the American Association of Colleges of Nursing (AACN) Annual Survey published for the 2014-2015 academic year, 265,954 completed applications were received in the U.S. for entry-level baccalaureate nursing programs with 170,109 meeting admission criteria and 119,428 applications accepted.

Total enrollment in the U.S. among all nursing programs leading to the baccalaureate degree was 320,074. Within this population, 189,729 students were enrolled in entry-level baccalaureate nursing programs.

According to the Arizona State Board of Nursing, total enrollment for pre-licensure registered nursing programs in Arizona was 6,568 students for calendar year 2016, the most recent annual report available, which represents 3.5% of the enrollments in the U.S.

About Aspen Group, Inc.:

Aspen Group, Inc. is a publicly held, for-profit post-secondary education company headquartered in New York, NY. It owns two accredited universities, Aspen University and United States University. Aspen Group’s vision is to make college affordable again in America.

Aspen University’s mission is to offer any motivated college-worthy student the opportunity to receive a high quality, responsibly priced distance-learning education for the purpose of achieving sustainable economic and social benefits for themselves and their families. Aspen University is dedicated to providing the highest quality education experiences taught by top-tier faculty - 54% of Aspen University’s faculty hold doctoral degrees. To learn more about Aspen University, visit www.aspen.edu.

United States University began its institutional history in 1997 as InterAmerican College in National City, CA. Its initial focus was the provision of affordable educational opportunities to working adults, Latinos, and educated immigrants to increase bilingual capacity in education and healthcare in Southern California. In 2010, the school was renamed to United States University and recently moved its campus into the heart of San Diego. United States University is regionally accredited by the Accrediting Commission for Senior Colleges and Universities of the Western Association of Schools and Colleges, offering bachelor and master level degree programs in nursing, education, health science, and business & management. To learn more about United States University, visit www.usuniversity.edu.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s targeted launch date of the Phoenix campus and pre-licensure BSN program. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include unexpected regulatory issues, unanticipated delays in the enrollment process and unanticipated issues with the opening of the new campus. Further information on our risk factors is contained in our Annual Report on Form 10-K filed with the SEC on July 25, 2017. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:

Aspen Group, Inc.

Michael Mathews, CEO

914-906-9159